SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

SFN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2050 Spectrum Boulevard

Fort Lauderdale, Florida 33309

(Address of principal executive offices) (zip code)

(954) 308-7600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 20, 2011, SFN Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Randstad North America, L.P., a Delaware limited partnership (“Parent”), and Cosmo Delaware Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).  Each of Parent and Purchaser are affiliates of Randstad Holding nv, a limited liability company (naamloze vennootschap) organized under the laws of the Netherlands (“Guarantor”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof:

•                  Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”) at a purchase price of $14.00 per share to the seller in cash (the “Offer Price”), without interest; and

•                  following the consummation of the Offer and the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.  In the Merger, the Shares remaining outstanding following the consummation of the Offer (other than (1) Shares owned directly or indirectly by Parent, Purchaser or the Company or (2) Shares owned by stockholders who validly exercise their appraisal rights under Delaware law) will be converted into the right to receive, in cash and without interest, an amount equal to the Offer Price.

The obligation of Purchaser to accept for payment and pay for the Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (1) the number of Shares validly tendered in the Offer and not validly withdrawn, together with any Shares beneficially owned by Parent or Purchaser, equaling at least a majority of the Shares then outstanding on a fully diluted basis and (2) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The closing of the Merger is subject to customary closing conditions.  The parties have agreed that if, following completion of the Offer, Purchaser has acquired at least 90% of the outstanding Shares, the Merger will be completed without a meeting of the Company’s stockholders pursuant to Delaware’s “short-form” merger statute.

Pursuant to the Merger Agreement and subject to applicable law, the Company has granted to Purchaser an irrevocable option (the “Top-Up Option”) to purchase the number of newly issued Shares that, when added to the number of Shares owned by Parent or Purchaser at the time of such exercise, will constitute no less than one Share more than 90% of the Shares outstanding immediately after such exercise and issuance.  The per share exercise price of the Top-Up Option will be equal to the Offer Price.  The Top-Up Option will not be exercisable for a number of Shares in excess of the Company’s authorized and unissued Shares or the Shares held in treasury by the Company at the time of exercise (giving effect to Shares issuable pursuant to the Company’s then-outstanding stock options, restricted stock units and any other rights to acquire Shares as if such Shares were outstanding).

The Merger Agreement contains customary representations and warranties of the Company, on the one hand, and of Parent and Purchaser, on the other.  The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the Company, Parent and Purchaser in connection with the negotiated terms of the Merger Agreement.  Moreover, some of those representations and warranties may not be accurate or complete as of any certain date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among the Company, Parent and Purchaser rather than establishing matters as facts.

The Merger Agreement also includes customary covenants of the Company, Parent and Purchaser.  The Company has agreed to operate its business in the ordinary course consistent with past practice until the Merger is consummated.  The Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain limitations on its ability to respond to any unsolicited proposal to acquire the Company.  The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under certain circumstances, the Company will be required to pay Parent a termination fee and, under certain circumstances, its expenses.

Also on July 20, 2011, Guarantor entered into a guarantee in favor of the Company (the “Guarantee”) guaranteeing, subject to the terms and conditions of the Guarantee, the due and punctual observance, payment, performance and discharge of the obligations of Parent and Purchaser pursuant to the Merger Agreement.

The foregoing description of the Merger Agreement and the Guarantee is a summary and is qualified in its entirety by reference to the full text of the Merger Agreement and the Guarantee, which are filed as Exhibits 2.01 and 10.01 hereto, respectively, and are incorporated herein by reference.

Amendment to Rights Agreement

Concurrently with the execution of the Merger Agreement, the Company and The Bank of New York Mellon (the “Rights Agent”) entered into Amendment No. 9 (the “Amendment”) to the Rights Agreement, dated as of March 17, 1994, by and between the Company and the Rights Agent (as amended, the “Rights Agreement”).  The Amendment, among other things, renders the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated thereby.  In particular, the Amendment provides that none of (1) the approval, execution, delivery or performance of the Merger Agreement; (2) the consummation of the Offer or the Merger; (3) the consummation of the other transactions contemplated by the Merger Agreement; and (4) the announcement of any of the foregoing will result in the Rights (as such term is defined in the Rights Agreement) becoming separable, distributable, unredeemable, triggered or exercisable or in any of Parent, Purchaser or their respective affiliates or associates being deemed an “Acquiring Person” under the Rights Agreement.

A copy of the Amendment is attached hereto as Exhibit 4.01 and is incorporated herein by reference.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 3.03.      Material Modifications to Rights of Security Holders.

See the description of the Amendment to the Rights Agreement under Item 1.01 above.  Such disclosure is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2011, the Company entered into an amendment to the Change in Control Agreement (the “Krause Amendment”) currently in effect with Roy G. Krause.  The Krause Amendment will become effective on the “Offer Closing Date” (as defined in the Merger Agreement) and will be void in the event that the Offer Closing Date does not occur.

Pursuant to the Krause Amendment, Mr. Krause has agreed to provide certain transition services as requested by the Company.  Pursuant to the Krause Amendment, Mr. Krause also agreed to forego his change in control severance eligibility in exchange for a lump sum cash severance payment equal to $3.5 million upon his termination of employment, provided that Mr. Krause does not voluntarily terminate his employment prior to January 1, 2012, except under certain limited circumstances.  Pursuant to the Krause Amendment, Mr. Krause relinquished his right to 36 months of continued medical, dental, vision, life insurance and other health and welfare benefits following his change in control severance in exchange for the Company’s agreement to reimburse Mr. Krause for the employer portion of the cost of maintaining COBRA continuation coverage for a period of 18 months following his termination of employment.  The Krause Amendment also provides that Mr. Krause will be entitled to receive a pro rata portion of his 2011 annual bonus, based upon actual performance through the “Effective Time” (as defined in the Merger Agreement).  Except as specifically provided in the Krause Amendment, the Change in Control Agreement with Mr. Krause remains in full force and effect.

The foregoing description of the Krause Amendment is a summary and is qualified in its entirety by reference to the full text of the Krause Amendment, which is filed as Exhibit 10.02 hereto and incorporated herein by reference.

Item 8.01.      Other Events.

On July 20, 2011, the Company issued a press release regarding the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated in this report by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)   Exhibits

Number	Description

2.01	Agreement and Plan of Merger, dated as of July 20, 2011, by and among SFN Group, Inc., Randstad North America, L.P. and Cosmo Delaware Acquisition Corp.

4.01	Amendment No. 9 to Rights Agreement, dated as of July 20, 2011, by and among SFN Group, Inc. and The Bank of New York Mellon.

10.01	Guarantee, dated as of July 20, 2011, by Randstad Holding nv in favor of SFN Group, Inc.

10.02	Amendment to Change in Control Agreement, dated as of July 20, 2011, by and between SFN Group, Inc. and Roy G. Krause.

99.01	SFN Group, Inc. press release dated July 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFN GROUP, INC.

	By:	/s/ Mark W. Smith
Mark W. Smith
Executive Vice President and Chief Financial Officer

Date: July 21, 2011

EXHIBIT INDEX

Number	Description

2.01	Agreement and Plan of Merger, dated as of July 20, 2011, by and among SFN Group, Inc., Randstad North America, L.P. and Cosmo Delaware Acquisition Corp.

4.01	Amendment No. 9 to Rights Agreement, dated as of July 20, 2011, by and among SFN Group, Inc. and The Bank of New York Mellon.

10.01	Guarantee, dated as of July 20, 2011, by Randstad Holding nv in favor of SFN Group, Inc.

10.02	Amendment to Change in Control Agreement, dated as of July 20, 2011, by and between SFN Group, Inc. and Roy G. Krause.

99.01	SFN Group, Inc. press release dated July 20, 2011.